FEDNAT HOLDING COMPANY ANNOUNCES FORMATION OF STRATEGIC REVIEW COMMITTEE

Committee Retains Piper Sandler as Financial Advisor
SUNRISE, FL—November 4, 2020—FedNat Holding Company (NASDAQ:FNHC) (“FedNat” or the “Company”), a regional insurance holding company, announced today that the Company’s Board of Directors has formed a Strategic Review Committee, which will oversee a review of the Company’s business plan, capital deployment, geographic footprint and long-term strategy to identify strategic alternatives in an effort to create enhanced value for the Company’s stakeholders, in particular its shareholders. These strategic alternatives are not limited in their scope and could include, among other things, changes in the Company’s strategy or operations, a strategic business combination or other possible transaction involving the Company, or continuing to execute on the Company’s current business plan. The Strategic Review Committee has retained Piper Sandler & Co. as its financial advisor to assess all potential strategic alternatives.
Bruce F. Simberg, FedNat’s Chairman of the Board and Chairman of the Strategic Review Committee, said, “Similar to many homeowners insurers, FedNat’s results have been impacted in 2020 by catastrophe losses from an unusually high number of severe weather events. In responding to these events, our management and employees have demonstrated FedNat’s resiliency and commitment to policyholders, agents and reinsurance partners. FedNat believes it retains solid holding company liquidity, sufficient capital and the capability to continue to execute on our current business plan. The Company has implemented a number of strategies for long-term growth in earnings and book value, including initiatives to raise rates, reduce our policy counts in Florida until rates are adequate, and strengthening our management team with the addition of a new Chief Operating Officer and new Senior Vice President of Claims.”
Mr. Simberg continued, “The Board recognizes that the current catastrophe environment is creating significant challenges for the Company. Today’s additional step to form a Strategic Review Committee is intended to broaden and deepen our ongoing strategic evaluation processes so that we may consider and focus on additional alternatives to enhance shareholder value. At the same time, our management team will continue to execute on our current strategies to improve our operations and position the Company for future growth in earnings and book value. Throughout this strategic evaluation process, our focus will be on providing exceptional value to all of our stakeholders, including shareholders, policyholders and agents.”
Neither the Board nor the Strategic Review Committee has set a timetable for conclusion of the strategic review, and the Company does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law. There can be no assurance that the strategic review will result in a transaction or other course of action.

Notice Regarding Forward-Looking Statements
This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding FedNat’s expectations as to its third quarter results, its belief that it has opportunities to create shareholder value, and whether the review of strategic alternatives will result in a transaction or other outcome. You can identify these statements by the use of terminology such as “believe,” “will,” “expect,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to FedNat's business in general, FedNat refers you to the “Risk Factors” section of its Securities and Exchange Commission filings, including its most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov and on the Company’s website at www.fednat.com. Any forward-looking statements are based on current expectations and FedNat assumes no obligation to update change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

About the Company
FedNat is a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through our wholly owned subsidiaries including FedNat Insurance Company, Maison Insurance Company, and Monarch National Insurance Company, is focused on providing homeowners insurance in Florida, Texas, Louisiana, Alabama, South Carolina and Mississippi. We market, distribute and service our own and third-party insurers’ products and other services through a network of independent and general agents.

Contacts

Michael H. Braun, CEO (954) 308-1322

Ronald Jordan, CFO (954) 308-1363

Bernard Kilkelly, Investor Relations (954) 308-1409,
or investorrelations@fednat.com

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